                                                                   EXHIBIT 10.19




                              EOTT ENERGY CORP.
                           LONG TERM INCENTIVE PLAN


                             I.   PURPOSE OF PLAN

         1.1 ESTABLISHMENT AND PURPOSE OF PLAN. This EOTT Energy Corp. Long Term Incentive Plan is established to provide an incentive to attract and retain employees of outstanding competence and ability; to develop a sense of proprietorship and personal involvement in the growth of EOTT Energy Corp., its subsidiaries, and certain of its affiliates; and to reward those employees for outstanding performance by allowing them to share in such development and growth.


                      II.   DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(1) AWARD: The award of one or more Phantom Appreciation Rights (PARs) to a Participant under the Plan in accordance with Article IV.

(2) AWARD AGREEMENT: The written agreement between the Participant and the Employer evidencing an Award and setting forth certain terms and conditions with respect thereto in accordance with Section 4.5.

(3)      BOARD:  The Board of Directors of the Company.

(4) CANCELLATION NOTICE: A notice of cancellation of a Participant's Award given by the Committee to such Participant in accordance with
         Section 6.1.

(5) CAUSE: A determination by the Committee that "cause" (as such term is defined in a Participant's employment agreement with the Employer) exists for the termination of the employment relationship; provided, however, that if a Participant does not have such an employment agreement or a Participant's employment agreement does not define the term "cause," then "Cause" shall mean a determination by the Committee that such Participant (i) has engaged in gross negligence or willful misconduct in the performance of his duties with respect to the Employer, any member of the EOTT Group, or any Enron Entity, (ii) has been convicted of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal),
         (iii) has willfully refused without proper legal reason to perform his duties and responsibilities to the Employer, any member of the EOTT Group, or any Enron Entity faithfully and to the best of his abilities, (iv) has materially breached any material provision of a written employment agreement or corporate policy or code of conduct established by the Employer, any member of the EOTT Group, or any Enron Entity, (v) has willfully engaged in conduct that he knows or should know is materially
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         injurious to the Employer, any member of the EOTT Group, or any Enron
         Entity, or (vi) has violated the FCPA or other applicable United States law as proscribed by Section 3.4 hereof; and provided, further, that, for purposes of clause (iv) of the preceding proviso, a material breach of a material provision of a written employment agreement or corporate policy or code of conduct shall include, but not be limited to, any breach that results in termination of the Participant's employment.

(6) CHANGE OF CONTROL: The occurrence of any event or events (other than a distribution to the shareholders of Enron Corp. of the voting stock of the Company or another majority-owned subsidiary of Enron Corp. that owns a majority of the capital stock of the Company) after which Enron Corp. (directly or through one or more entities controlled by it) no longer controls the Partnership or any of its subsidiary operating limited partnerships.

(7) COMMITTEE: The Compensation Committee of the Board designated to administer the Plan pursuant to Article VII.

(8) COMMON UNIT: One common unit of the Partnership as described in the registration statement filed for the securities of the Partnership.

(9)      COMPANY:  EOTT Energy Corp.

(10) DATE OF GRANT: The effective date of grant of an Award to a Participant.

(11) DEBT: With respect to each Fiscal Year, the average daily outstanding balance of long-term debt (not including working capital debt) borrowed from Enron Corp. or any other third party facility to finance the Partnership's acquisitions, and the determination of Debt shall be based on the audited financial statements of the Partnership for such Fiscal Year.

(12) DISABILITY: With respect to a Participant, such Participant's disability entitling him to benefits under the Employer's long-term disability plan; provided, however, that if such Participant is not eligible to participate in such plan, then such Participant shall be considered to have incurred a "Disability" if and when the Committee determines in its discretion that such Participant is permanently and totally unable to perform his duties for the Employer as a result of any medically determinable physical or mental impairment as supported by a written medical opinion of a physician selected by the Committee.

(13)     EBIDA:  With respect to each Fiscal Year, the sum of the Partnership's
         (A) pre-tax income (or loss), excluding extraordinary items and income from the sale of assets other than in the ordinary course of business, plus (B) cash interest expense paid associated with the long-term debt (excluding interest on working capital debt), plus (C) depreciation and amortization expenses, plus (D) other non-cash charges of the Partnership for such Fiscal Year deducted from its revenues in determining net income for such Fiscal Year, but minus non-cash items of the Partnership for such Fiscal Year increasing revenues in determining net income for such Fiscal Year, and the calculation of EBIDA shall be based on the audited financial statements of the Partnership for such Fiscal Year.





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(14)     EFFECTIVE DATE:  January 1, 1997.

(15) ELIGIBLE EMPLOYEE: Any key employee, including an officer (whether or not also a director), who at the time of an Award is employed by the Employer as a full-time employee.

(16) EMPLOYER: The Company and any subsidiary of the Company designated as an "Employer" by the Committee.

(17) ENRON ENTITY: Enron Corp. and each entity in which Enron Corp. owns a direct or indirect equity interest.

(18) EOTT GROUP: The Company, the Partnership, and EOTT Energy Operating Limited Partnership.

(19) EXERCISE NOTICE: A notice given to the Committee by a Participant evidencing such Participant's desire to redeem his outstanding Vested PARs in accordance with Section 6.3.

(20) EXERCISE PRICE: With respect to a PAR redeemed under an Award, the amount determined under the following formula:

                             [(9(E(1))-D(1)/TU(1)) + (9(E(2))-D(2)/TU(2)) + (9(E(3))-D(3)/TU(3))] + 3

         For purposes of applying the formula: Each of E(1), E(2), and E(3) is the respective EBIDA for each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the redemption of such PAR; each of D(1), D(2), and D(3) is the respective Debt for each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the redemption of such PAR; and each of TU(1), TU(2), and TU(3) is the respective Total Units as of the last day of each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the date of redemption of such PAR; provided, however, that for each Fiscal Year ending prior to the Effective Date, the price component in the above formula (i.e., (9(E)-D)/TU) applicable to that Fiscal Year shall be deemed to be $14.47.

(21) FCPA: The United States Foreign Corrupt Practices Act, 15 U.S.C. Sections 78, et seq., as amended from time to time, and any successor statute.

(22) FISCAL YEAR: The calendar year, which is the financial year of the Partnership.





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(23)     GRANT PRICE:  With respect to a PAR granted under an Award, the amount determined under the following formula:

                             [(9(E(1))-D(1)/TU(1)) + (9(E(2))-D(2)/TU(2)) + (9(E(3))-D(3)/TU(3))] / 3

         For purposes of applying the formula: Each of E(1), E(2), and E(3) is the respective EBIDA for each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the Date of Grant of such PAR; each of D(1), D(2), and D(3) is the respective Debt for each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the Date of Grant of such PAR; and each of TU(1), TU(2), and TU(3) is the respective Total Units as of the last day of each of the three consecutive Fiscal Years immediately preceding the Plan Year in which occurs the Date of Grant of such PAR; provided, however, that for each Fiscal Year ending prior to the Effective Date,
         the price component in the above formula   (i.e., (9(E)-D)/TU)
         applicable to that Fiscal Year shall be deemed to be $14.47.

(24) INVOLUNTARY TERMINATION: The termination of a Participant's employment with the Employer, which is initiated and executed by the Employer for any reason whatsoever other than by reason of such Participant's death, Disability, or Retirement; provided that no action or inaction (other than the actual termination of a Participant's employment initiated and executed by the Employer) with respect to the terms and conditions of a Participant's employment (including, without limitation, changing such Participant's principal place of employment to any location in the world) or with respect to such Participant's duties and responsibilities shall be construed or interpreted as giving rise to an Involuntary Termination; and provided further that, if, following any such action or inaction, a Participant's employment with the Employer is terminated as a result of such Participant's failure or refusal to accept such new or different terms and conditions of employment and/or such new or different duties and responsibilities, then such termination of employment shall be considered a termination for Cause, unless such termination occurs by reason of such Participant's resignation, in which case it shall be considered a Voluntary Termination.

(25) MATURITY DATE: With respect to an Award, the date five years after the Date of Grant of such Award.

(26) MAXIMUM OUTSTANDING PARS: Ten percent (10%) of the Total Units as of the Valuation Date next preceding the Date of Grant of an Award.

(27)     MLP UNITS:  Common Units, Subordinated Units, Special Units, and Other
         Units.

(28) NONVESTED PARS: The PARs subject to a Participant's Award in which such Participant has no Vested Interest.





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(29)     OTHER UNITS:  Any other unit evidencing interest in, ownership of, or control of the Partnership, which the Committee, in its discretion, determines to be considered for purposes of the Plan.

(30)     PAR:  A Phantom Appreciation Right.

(31) PARTICIPANT: An Eligible Employee who has been granted an Award under the Plan and participates in the Plan in accordance with Article III.

(32)     PARTNERSHIP:  EOTT Energy Partners, L.P.

(33) PHANTOM APPRECIATION RIGHT: A right to receive the difference, if any, between the Exercise Price of a phantom unit of the Partnership and the Grant Price of such phantom unit.

(34) PLAN: This EOTT Energy Corp. Long Term Incentive Plan, as amended from time to time.

(35) PLAN YEAR: The twelve-consecutive month period beginning on each January 1.

(36) REDEMPTION AMOUNT: The difference, if any, between the Exercise Price of all Vested PARs subject to redemption at one time and the Grant Price of such PARs, but not less than zero.

(37)     REDEMPTION PERIOD:  April 1 through September 30 of each Plan Year.

(38) RETIREMENT: A termination of employment with the Employer by the Participant (other than for Cause) on or after the date such Participant both attains the age of 55 and completes five years of consecutive full-time active service with the Employer.

(39) SPECIAL UNIT: One special unit of the Partnership as described in the registration statement filed for the securities of the Partnership.

(40) SUBORDINATED UNIT: One subordinated unit of the Partnership as described in the registration statement filed for the securities of the Partnership.

(41) TOTAL UNITS: With respect to each Fiscal Year, the total number of MLP Units outstanding as of the last day of the Fiscal Year.

(42)     VALUATION DATE: December 31, 1996, and each December 31 of each Plan
         Year.

(43) VESTED INTEREST: The portion, if any, of each Award that is vested in accordance with Article V.

(44) VESTED PARS: The PARs subject to a Participant's Award in which such Participant has a Vested Interest.





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(45)     VOLUNTARY TERMINATION:  A termination of a Participant's employment with the Employer, which is not an Involuntary Termination, a termination for Cause, or a termination resulting from death, Disability, or Retirement.

         2.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered in include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         2.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text shall control. All references to Sections, Articles, and Paragraphs are to this Plan unless otherwise indicated.

         2.4 EFFECT UPON OTHER PLANS. Except to the extent provided herein, nothing in the Plan shall be construed to effect the provisions of any other plan maintained by the Employer.

         2.5 JURISDICTION. Except to the extent federal law applies and preempts state law, the Plan shall be construed, enforced, and administered according to the laws of the state of Texas, excluding any conflict-of-law rule or principle that might refer construction of the Plan to the laws of another state or country. In the event of litigation relating to the Plan, such litigation shall be brought in the state or federal court residing in Houston, Harris County, Texas, and the Employer and each Participant (or person claiming rights of a Participant) irrevocably appoints the Secretary of State for the State of Texas as agent for receipt of service of process in connection with such litigation.

         2.6 SEVERABILITY. In case any provision of the Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.


                             III.   PARTICIPATION

         3.1 ELIGIBILITY. Each Eligible Employee is eligible to be selected to be a Participant in the Plan upon the later to occur of (1) such individual's employment date with the Employer or (2) the date such individual becomes an Eligible Employee.

         3.2 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee shall become a Participant upon the Date of Grant of an Award to him by the Committee.

         3.3 TERMINATION OF PARTICIPATION. A Participant shall cease to be a Participant upon the earliest to occur of (1) the date on which all PARs subject to all Awards granted to such Participant are either redeemed or canceled in accordance with Article VI, (2) except with respect to any right of such Participant to a redemption of his vested PARs under Article VI, the date such Participant





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
terminates employment with the Employer for any reason, (3) the date of death of such Participant, (4) except with respect to any right of such Participant to a redemption of his vested PARs under Article VI, the date such Participant is determined by the Committee to have incurred a Disability, (5) the date such Participant fails to meet the condition set forth in Section 3.4, or (6) the date of termination of the Plan.

         3.4 CONDITION TO PLAN PARTICIPATION. It shall be a condition to each Participant's right to participate and continue to participate in the Plan that such Participant shall at all times comply with United States laws applicable to such Participant's actions on behalf of the Employer, any member of the EOTT Group, or any Enron Entity, including specifically, but without limitation, the FCPA. If a Participant pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court determines that a Participant has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court determines that a Participant committed an action resulting in the Employer, a member of the EOTT Group, or any Enron Entity having civil or criminal liability or responsibility under the FCPA or other applicable United States law with knowledge of the activities giving rise to such liability or knowledge of facts from which such Participant should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, then such Participant's rights under the Plan shall terminate as of a date determined by the Committee, unless the Committee determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of the Employer, the EOTT Group, and each Enron Entity. Upon a determination by the Committee that a Participant's rights under the Plan shall terminate under this
Section 3.4, any and all Awards held by such Participant shall be canceled and treated pursuant to Section 6.2(c) as if such Participant had terminated employment for Cause.


                                 IV.   AWARDS

         4.1 TIMING OF AWARDS. Awards shall be granted by the Committee from time to time, and at such times, as the Committee in its sole discretion may determine.

         4.2 SELECTION OF AWARD RECIPIENTS. The Committee, in its sole discretion, may select which, if any, Eligible Employees will be granted Awards. Furthermore, the Committee, in its sole discretion, may grant any number of Awards to any one Participant without regard to the number of Awards granted to any other Participant.

         4.3 COMPOSITION OF AWARDS. Each Award shall consist of a number of PARs as determined by, and in the sole discretion of, the Committee.

         4.4 AGGREGATE LIMITATION ON AWARDS. Section 4.3 notwithstanding, the number of PARs subject to an Award shall be reduced or eliminated, as necessary, to the extent the number of PARs granted under such Award, when added to the sum of all outstanding PARs under all outstanding Awards and all PARs that have been redeemed pursuant to Article VI, determined as of the Date of Grant of such Award, exceeds the Maximum Outstanding PARs as of the Valuation Date next preceding the Date of Grant of such Award.





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         4.5     AWARD AGREEMENT.  Each Award to a Participant shall be
evidenced by an Award Agreement between the Participant and the Employer. The Award Agreement shall specify (1) the Date of Grant of such Award, (2) the number of PARs subject to such Award, (3) the Grant Price of each PAR granted under the Award, and (4) such other terms and provisions as the Committee may determine in its sole discretion.

         4.6 ADJUSTMENT OF OUTSTANDING AWARDS. In the event of (1) any change in the outstanding MLP Units by reason of any recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, exchange, or other relevant change in capitalization or distribution to the holders of MLP Units occurring after the date of the grant of any Award,
(2) any distribution of cash, MLP Units, or other property to holders of MLP Units, or an influx of cash to the Partnership, which results from the sale or disposition of a major asset or operating division of the Partnership, or (3) any other event, which in the judgment and sole discretion of the Committee, would cause a change in the rights of the Participants with respect to their Awards under the Plan, then the Committee, in its discretion, and as it determines appropriate, may make any adjustments to any outstanding Awards with respect to the number of PARs subject to such Awards, the Grant Price of such PARs, or any other term or condition of any Award or Award Agreement. Any such determinations and adjustments made by the Committee pursuant to this Section shall be final, binding, and conclusive on all parties.


                            V.   VESTING OF AWARDS

         5.1 DETERMINATION OF VESTED INTEREST. Subject to the following provisions of this Article, a Participant will acquire, as long as he remains an Eligible Employee of the Employer, a Vested Interest in his Award in twenty-five percent (25%) increments over the four-consecutive year period beginning on the Date of Grant of such Award, in accordance with the following schedule:

 NUMBER OF FULL YEARS
  FROM DATE OF GRANT               VESTED INTEREST
 ---------------------             ---------------
 Less than 1                              0%
           1                             25%
           2                             50%
           3                             75%
           4                            100%


         5.2 NO VESTING AFTER TERMINATION OF EMPLOYMENT. A Participant's Vested Interest shall be frozen after the date such Participant ceases to be employed by the Employer, and the Vested Interest of such Participant shall not increase after such date.

         5.3     ACCELERATED VESTING.

                 (a) Section 5.1 notwithstanding, a Participant shall have a 100% Vested Interest in all outstanding PARs subject to his Award or Awards upon a Change of Control.





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
                 (b) At any time, and from time to time, the Committee in its discretion may accelerate the vesting of an Award such that a Participant who holds such Award will have a greater Vested Interest than such Participant would otherwise have pursuant to the vesting schedule set forth in Section 5.1 above.

         5.4 FORFEITURE OF VESTED INTEREST. The preceding Sections notwithstanding, a Participant shall forfeit his Vested Interest and any portion of his Award in which he has a Vested Interest upon a determination by the Committee, in its sole discretion, that such Participant's employment with the Employer has been terminated as a result of Cause or that such Participant has breached a condition of Section 3.4.

         5.5 FORFEITURE OF NONVESTED AWARD. A Participant shall forfeit any portion of his Award in which he does not have a Vested Interest upon the earliest date such Participant terminates participation in the Plan in accordance with Section 3.3.


                 VI.   REDEMPTION AND CANCELLATION OF AWARDS

         6.1 CANCELLATION AND REDEMPTION REQUIRED BY THE COMMITTEE. Notwithstanding anything in the Plan to the contrary, the Committee may, at any time and in its sole discretion, cancel all or any portion of a Participant's outstanding Award or Awards. In the event of such a cancellation, except in the case of a Participant who has terminated employment with the Employer for Cause, the Committee shall direct the Employer to redeem such Participant's outstanding Vested PARs under such canceled Awards. To effect such a cancellation and redemption, the Committee shall deliver to the Participant a written notice (a "Cancellation Notice") that such Participant's Award is canceled and, if such Participant is eligible, that his outstanding Vested PARs will be redeemed. The amount paid to the Participant upon redemption of his Vested PARs pursuant to this Section shall be the Redemption Amount, determined as of the Valuation Date next preceding the date such Cancellation Notice is delivered to such Participant. Such Redemption Amount shall be paid to such Participant as soon as practicable, but no later than 120 days, after the date such Cancellation Notice is delivered to such Participant. Upon such redemption, all outstanding PARs covered by such Cancellation Notice, including both Vested PARs and Nonvested PARs, shall be surrendered by such Participant to the Employer, and such Award or Awards shall be canceled.

     6.2     CANCELLATION AND REDEMPTION UPON TERMINATION OF EMPLOYMENT.

                 (a) Cancellation and Redemption Upon Voluntary Termination. Upon a Participant's Voluntary Termination of employment with the Employer, the Employer shall redeem all outstanding Vested PARs under all Awards of such Participant. The amount paid to the Participant upon redemption of his outstanding Vested PARs pursuant to this Paragraph shall be the Redemption Amount for all such PARs, determined as of the Valuation Date next preceding the date of such Participant's Voluntary Termination; provided, however, that if such Voluntary Termination occurs during October 1 through December 31 of a Plan Year, the Committee in its discretion may elect to determine such Redemption Amount as of the Valuation Date next following (or, in the case of a Voluntary Termination occurring on a Valuation Date, coincident with) such Voluntary Termination. Such Redemption Amount shall be paid to such Participant as soon as practicable, but not later than 120 days, after the date of such Participant's Voluntary Termination; provided that, if the Committee elects in accordance with the preceding sentence to have the Redemption Amount determined as of the Valuation Date coincident with or next following such Voluntary Termination, such Redemption Amount shall be paid as soon as administratively practicable, but not later than six months, after such Redemption Amount based on such Valuation Date is capable of being determined. Upon such redemption, all outstanding PARs under all Awards granted to such Participant shall be surrendered to the Employer, and all such Participant's Awards shall be canceled.

                 (b) Cancellation and Redemption Upon Termination of Employment Due to Retirement, Death, Disability, or Involuntary Termination. Upon a Participant's termination of employment with the Employer due to Retirement, death, Disability, or Involuntary Termination other than for Cause, the Employer shall redeem all outstanding Vested PARs under all Awards granted to such Participant. The amount paid to the Participant upon redemption of his outstanding Vested PARs pursuant to this Paragraph shall be the Redemption Amount for such PARs, determined as of the Valuation Date next preceding the date of such termination of employment; provided, however, that such Participant (or, in the case of such Participant's death, his estate or beneficiary at law in accordance with section 10.3) may elect, within thirty days after the date of such termination of employment, to have such Redemption Amount determined as of the Valuation Date coincident with or next following such date. Such Redemption Amount shall be paid to such Participant (or, in the case of such Participant's death, to his estate or beneficiary at law in accordance with section 10.3) as soon as practicable after, but no earlier than thirty days and no later than 120 days following, the date of such termination of employment; provided that, if such Participant (or, in the case of such Participant's death, his estate or beneficiary at law in accordance with section 10.3) elects in accordance with the preceding sentence to have the Redemption Amount determined as of the Valuation Date coincident with or next following the date of such termination of employment, such Redemption Amount shall be paid as soon as administratively practicable after such Redemption Amount based on such next succeeding Valuation Date is capable of being determined. Upon such redemption, all outstanding PARs under all Awards of such Participant shall be surrendered to the Employer, and all such Participant's Awards shall be canceled.

                 (c) Cancellation and No Redemption Upon Termination For Cause. Any provision of the Plan to the contrary notwithstanding, upon a determination by the Committee that a Participant's employment with the Employer is terminated for Cause, (1) all outstanding PARs of such Participant, both Vested PARs and Nonvested PARS, shall be canceled as of the date of such termination of employment for Cause, (2) no outstanding PARs under such Participant's Award or Awards shall be redeemable, and (3) no amount, including, without limitation, any Redemption Amount payable under any other Section of this Article, shall be payable to such Participant from and after the date of such termination of employment for Cause. Such Participant shall surrender all outstanding PARs, including both Vested and Nonvested PARs, to the Employer upon demand by the Committee, and all Awards of such Participant shall be canceled.





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
         6.3 ANNUAL ELECTIVE REDEMPTIONS BY PARTICIPANTS. Once each Plan Year, a Participant may elect to have the Employer redeem any portion of his outstanding Vested PARs. Such election shall be made by giving written notice of such election ("Exercise Notice") to the Committee during the Redemption Period for such Plan Year. A Participant who makes such an election to have his outstanding Vested PARs redeemed shall be paid the Redemption Amount for such PARs, determined as of the Valuation Date immediately preceding the Redemption Period for such Plan Year. Such Redemption Amount shall be paid to the Participant as soon as administratively practicable after receipt of such Participant's Exercise Notice, but not earlier than the first day of the Redemption Period for such Plan Year. Upon redemption of all PARs under an Award pursuant to this Section, the Participant shall surrender such Award to the Employer and the Award shall be canceled.

         6.4 MANDATORY REDEMPTION AND CANCELLATION AT MATURITY DATE. All Vested PARs under a Participant's Award, which are outstanding as of the Maturity Date of such Award, shall be redeemed by the Employer as soon as administratively practicable, but not more than 120 days, after such Maturity Date. The amount paid to such Participant for such outstanding Vested PARs shall be the Redemption Amount for such PARs, determined as of the Valuation Date immediately preceding such Maturity Date. Upon such redemption, such Participant shall surrender such Award to the Employer, and such Award shall be canceled.

         6.5 DISCRETIONARY REDEMPTION AND CANCELLATION UPON CHANGE OF CONTROL. All outstanding PARs subject to all Awards of a Participant may, in the discretion of the Committee, be redeemed by the Employer upon a Change of Control prior to the time such PARs are otherwise redeemable pursuant to this
Article VI. The amount paid to such Participant for such PARs shall be the Redemption Amount for such PARs, determined as of the Valuation Date immediately preceding such redemption. Upon any such redemption, such Participant shall surrender all such Awards to the Employer, and such Awards shall be canceled.

         6.6 REDEMPTION AND CANCELLATION UPON PLAN TERMINATION. Upon termination of the Plan for any reason, all Awards of a Participant shall be canceled, and all outstanding Vested PARs under such Awards as of such termination date shall be redeemed by the Employer as soon as administratively practicable after the date of such Plan termination. The amount paid to such Participant for such PARs shall be the Redemption Amount for such PARs, determined as of the Valuation Date immediately preceding the date of such Plan termination. Upon such redemption, such Participant shall surrender all such Awards to the Employer, and such Awards shall be canceled.

         6.7 FORM OF PAYMENT OF AWARD REDEMPTIONS. The Redemption Amount for all redeemed PARs shall be paid in cash in a single lump sum payment.

                            VII.    ADMINISTRATION

         7.1 COMMITTEE ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board. Each member of the Committee shall be appointed by the Board and shall serve until he resigns, dies, or is removed by the Board in accordance with applicable rules and procedures of the Board and the Committee.

         7.2 MEETINGS. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in meetings by means of telephone conference or similar communication whereby all persons participating in the meeting can hear and speak to each other.

         7.3 POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes. Without limiting the generality of the foregoing, the Committee shall have all of the powers and duties specified for it under the Plan, including, without limitation, the power, right, or authority: (1) to select Eligible Employees to receive Awards under the Plan, (2) to determine the composition of, and all provisions, conditions, and terms relating to, any Award, including, without limitation, determinations as to the Grant Price, the Exercise Price, the number of PARs subject to an Award, and any adjustments thereto, (3) from time to time to establish rules and procedures for the administration of the Plan, which are not inconsistent with the provisions of the Plan, and any such rules and procedures shall be effective as if included in the Plan, (4) to construe in its discretion all terms, provisions, conditions, and limitations of the Plan, any Award, and any Award Agreement, (5) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan or an Award Agreement in such manner and to such extent as the Committee shall deem appropriate, (6) to make a determination in its discretion as to the right of any person to a payment under an Award and the amount of such payment and to prescribe procedures to be followed by distributees in obtaining such payment,
(7) to cancel any outstanding PARs at any time as it determines in its discretion, and (8) to make all other determinations necessary or advisable for the administration of the Plan.

         7.4 BINDING EFFECT OF COMMITTEE DETERMINATIONS. All determinations made by the Committee with respect to the Plan, any Award, any PAR, or any Award Agreement shall be final, binding, and conclusive upon all persons.

         7.5 DELEGATION OF AUTHORITY. All decisions, determinations, and actions to be made or taken by the Board or the Committee pertaining to the Plan, an Award, an Award Agreement, or a Participant's employment or termination of employment are hereby delegated to the Board or Committee, as applicable, by the Employer, by any member of the EOTT Group, and by employees thereof. The Board or the Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions, and all such decisions, determinations, and actions by the Board or the Committee, as the case may be, shall be final, binding, and conclusive upon all persons. The Board and the Committee shall not be liable for any decision, determination, or action taken in good faith in connection with any Participant's or other employee's employment with the Employer or the administration of the Plan.


                          VIII.   NATURE OF THE PLAN

         8.1 UNFUNDED, UNSECURED PLAN. The Plan shall constitute an unfunded, unsecured obligation of the Employer to make payments of incentive compensation to certain individuals from its general assets in accordance with the Plan. Each Award granted under the Plan merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Employer, in any member of the EOTT Group, or any Enron Entity. Neither the establishment of the Plan, the granting of Awards, nor any other action taken in connection with the Plan shall be deemed to create an escrow or trust fund of any kind.

         8.2 NO EFFECT ON RIGHTS OF BOARD, MLP UNITHOLDERS, OR EMPLOYER SHAREHOLDERS. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the holders of MLP Units (or stockholders of the Employer, as applicable) to make or authorize any adjustment, recapitalization, reorganization, or other change in the capital structure or business of the Employer or any member of the EOTT Group, any merger or consolidation of the Employer or any member of the EOTT Group, any issue of debt or equity securities ahead of or affecting MLP Units (or shares of the Employer as applicable) or the rights thereof or pertaining thereto, the dissolution or liquidation of the Employer or any member of the EOTT Group, or any sale, lease, exchange, or other disposition of all or any part of the assets or business or any other corporate act or proceeding of the Employer or any member of the EOTT Group.

         8.3     NO RIGHTS OF PARTICIPANT.    No Participant shall have any
security or other interest in any assets of the Employer or the EOTT Group as a result of an Award. Participants and all persons claiming under Participants shall rely solely on the unsecured promise of the Employer set forth herein, and nothing in the Plan or an Award Agreement shall be construed to give a Participant or anyone claiming under a Participant any right, title, interest, or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Employer or the EOTT Group, or in which any such entity may have an interest now or in the future, and each Participant shall have the right to enforce any claim hereunder only in the same manner as a general creditor. Neither the establishment of the Plan nor the granting of any Award shall create any right in any Participant to make any decision, or provide input with respect to any decision, relating to the business of the Employer or any member of the EOTT Group.

                IX.   TERM, TERMINATION, AND AMENDMENT OF PLAN

         9.1 TERM OF PLAN. The Plan shall have a term of five years beginning on the Effective Date, unless the Plan has been previously terminated in accordance with Section 9.2 or amended to shorten or lengthen such term in accordance with Section 9.3. No Award shall be granted under the Plan after the end of such term. The preceding notwithstanding, unless expressly provided otherwise in the Plan or an Award Agreement, with respect to any Award granted prior to the end of such term of the Plan, or for any other reason the Committee in its discretion deems appropriate, all powers, rights, and authority of the Committee with respect to the Plan and any Award shall extend beyond such date to the date the Committee determines necessary, appropriate, or convenient.

         9.2 RIGHT TO TERMINATE PLAN. The Board in its discretion may terminate the Plan at any time. Upon termination of the Plan, all outstanding Awards shall be treated in accordance with Section 6.6 hereof, and no further Awards shall be granted under the Plan. The Committee shall remain in existence after termination of the Plan for the period determined necessary by the Committee to facilitate the termination of the Plan, and all provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan during such period shall remain in force.

         9.3 RIGHT TO AMEND. The Board may in its discretion alter or amend the Plan or any part hereof from time to time without cause or prior notice; provided, however, that no change in the Plan may be made that would reduce the Vested Interest of a Participant in any outstanding portion of his Award without the consent of such Participant.


                        X.   MISCELLANEOUS PROVISIONS

         10.1 NO AFFECT ON EMPLOYMENT RELATIONSHIP. For all purposes of the Plan, a Participant shall be considered to be in the employment of the Employer as long as he remains employed on a full-time active basis by the Employer. Nothing in the adoption of the Plan, the grant of Awards, nor the payment of amounts with respect thereto shall confer on any person the right to continued employment by the Employer or affect in any way the right of the Employer to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant's Employer for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of a Participant's employment for purposes of the Plan, and the reason for such termination, shall be determined solely by and in the discretion of the Committee, and its determination shall be final, binding, and conclusive on all parties.

         10.2 OFFSET OF INDEBTEDNESS. Notwithstanding any provision of the Plan or any Award Agreement, if, at the time a payment is due to a Participant upon redemption of any PAR under such Participant's Award, such Participant has an outstanding indebtedness to the Employer, any member of the EOTT Group, or an Enron Entity pursuant to a written note or loan document, then the amount of any payment upon such redemption shall be reduced and offset by the amount of such outstanding indebtedness as determined by the Committee, and such offset amount shall be paid to such lender or payee under said note or loan document.

         10.3 PROHIBITION AGAINST ASSIGNMENT OR ENCUMBRANCE. Except as provided in Section 10.2 hereof, no Award, PAR, or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any Award, PAR, or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Plan. No Award, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, in which case the provisions of Section 6.2(b) hereof shall apply to any redemption of all or a portion of such Award by such Participant's estate or executor. During the lifetime of a Participant, an Award may be redeemed only by, and payments in settlement of the redemption of an Award shall be payable only to, the Participant (or in the event of a Disability that renders such Participant incapable of conducting his own affairs, to his or her duly appointed legal representative).

         10.4 NO LIABILITY OF COMPANY FOR INTEREST. If the Employer or the Committee fails to make any payment provided for under the Plan on the date such payment becomes payable, neither the Employer, the Committee, nor any member of the EOTT Group shall be liable for interest or other charges thereon.

         10.5 TAX WITHHOLDING. The Employer shall with respect to a redemption or cancellation of an Award (1) withhold, or cause to be withheld, from payment of any Redemption Amount to such Participant, or from any other payment to such Participant by the Employer, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, or federal laws associated with such payment or cancellation and (2) take any other action as may in its opinion be necessary to satisfy all obligations for the payment of such taxes.

         10.6 NO EFFECT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan or any Participant's Award Agreement shall prevent the Employer from adopting or continuing in effect other or additional compensation arrangements affecting any Participant.




Approved:

 /s/ PHILIP J. HAWK                                     10/20/97
-----------------------------                      ----------------
Philip J. Hawk                                           Date
President & CEO
EOTT Energy Corp.


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